UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2021

HILL-ROM HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Indiana	1-6651	35-1160484

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

130 E. Randolph St., Suite 1000, Chicago, Illinois 60601
(Address of principal executive offices)

(312) 819-7200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered

Common stock, without par value	HRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry into a Material Definitive Agreement.

On September 1, 2021, Hill-Rom Holdings, Inc., an Indiana corporation (the “Company”), Baxter International Inc., a Delaware corporation (“Baxter”), and a newly formed merger subsidiary of Baxter created as an Indiana corporation (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other things, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Baxter.  At the time the Merger becomes effective (the “Effective Time”), each share of common stock, no par value, of the Company (“Company Common Stock”) outstanding immediately prior to the Effective Time (other than certain excluded shares as described in the Merger Agreement) will be cancelled and converted into the right to receive cash in the amount of $156.00 per share (the “Merger Consideration”).

The Board of Directors of the Company (the “Board”) has unanimously adopted the Merger Agreement and declared advisable the transactions contemplated by the Merger Agreement, including the Merger, and has determined that the Merger Agreement and the transactions contemplated thereby are fair to, and in the best interests of, the Company and the holders of Company Common Stock.  The closing of the Merger is subject to the approval of the Merger Agreement by the affirmative vote of the holders of at least a majority of the outstanding shares of Company Common Stock entitled to vote (the “Company Shareholder Approval”).  The closing of the Merger is also subject to various customary conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; the receipt of other specified regulatory approvals; the absence of any newly enacted law or order prohibiting the Merger; the accuracy of the representations and warranties contained in the Merger Agreement (generally subject to a material adverse effect qualification); compliance in all material respects with the covenants and agreements in the Merger Agreement; the required regulatory approvals having been obtained without conditions that impose a Burdensome Condition (as defined below); and absence of a Material Adverse Effect (as defined in the Merger Agreement) on the Company since the date of the Merger Agreement.

The Merger Agreement provides that Baxter and the Company are required to use reasonable best efforts to obtain antitrust and other required regulatory approvals in order to consummate the transactions contemplated by the Merger Agreement, which may include, among other things, (i) agreeing to divestitures, (ii) modifying contractual or commercial relationships and (iii) taking other actions that may change the conduct of Baxter’s or the Company’s business; however, Baxter is not required to take any action that would reasonably be expected to have a material adverse effect on the Company and its subsidiaries (taken as a whole), or on Baxter and its subsidiaries (including the Company and its subsidiaries) (taken as a whole) (assuming for purposes of such analysis that Baxter and its subsidiaries were the same size as the Company and its subsidiaries) (a “Burdensome Condition”).

The Company has made customary representations, warranties and covenants in the Merger Agreement, including, among others, and subject to certain exceptions, covenants (a) to use reasonable best efforts to conduct its business in all material respects in the ordinary course during the period between the execution of the Merger Agreement and the closing of the Merger, (b) not to engage in specified types of actions during this period, (c) to convene and hold a meeting of its shareholders for the purpose of obtaining the Company Shareholder Approval and (d) not to solicit or negotiate alternative proposals or modify in a manner adverse to Baxter or Merger Sub the recommendation of the Board that the Company’s shareholders approve the adoption of the Merger Agreement.

The Merger Agreement contains certain termination rights, including that either party may terminate the Merger Agreement if, subject to certain limitations, the Merger has not closed by June 1, 2022 (subject to an automatic extension to September 1, 2022 and an additional automatic extension to December 1, 2022, if on each such date all of the closing conditions except those relating to regulatory approvals have been satisfied or waived) (the “Outside Date”).  Additionally, the Company may terminate the Merger Agreement under specified circumstances to accept an unsolicited Superior Proposal (as defined in the Merger Agreement) from a third party and Baxter may terminate the Merger Agreement if, before the Company Shareholder Approval has been obtained, the Board changes its recommendation that the Company’s shareholders approve the adoption of the Merger Agreement.

The Merger Agreement provides that, upon termination of the Merger Agreement by the Company or Baxter under specified circumstances (including termination by the Company to accept a Superior Proposal), a termination fee of $367 million will be payable by the Company to Baxter.

The Merger Agreement also provides that a reverse termination fee of $420 million will be payable by Baxter to the Company if the Merger Agreement is terminated by the Company or Baxter under certain specified circumstances (including, subject to certain limitations set forth in the Merger Agreement, (i) as a result of a newly enacted law or order prohibiting the Merger, or (ii) as a result of failing to obtain the required regulatory approvals by the Outside Date).

The Merger Agreement also provides that either party may seek to compel the other party to specifically perform its obligations under the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Merger Agreement has been included to provide investors with information regarding its terms.  It is not intended to provide any other factual information about the Company.  The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific date therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.  The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the parties that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and other documents that the Company filed or will file with the Securities and Exchange Commission (“SEC”).

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain          Officers; Compensatory Arrangements of Certain Officers.

On September 1, 2021, the Board approved amendments to the Amended and Restated Change in Control Agreements between the Company and certain of the Company’s executives, including each of its named executive officers.  The amendments provide the executives with the right to receive a gross-up payment in the event that any payments or benefits provided to such executives in connection with the Merger become subject to the excise tax pursuant to Section 4999 of the Internal Revenue Code. The gross-up payments would generally place the executives in the same after-tax position that they would have been in if the excise tax did not apply to them, and do not cover ordinary income taxes due on the payments and benefits giving rise to the excise tax.  These gross-up rights are provided solely in connection with the Merger and therefore the amendments will be automatically revoked if the Merger Agreement is terminated without the consummation of the Merger.

Item 8.01.          Other Events.

On September 2, 2021, the Company and Baxter issued a joint press release (the “Press Release”) announcing entry into the Merger Agreement.  A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Also on September 2, 2021, the Company released an investor presentation made by representatives of Baxter and the Company (the “Investor Presentation”) in connection with the announcement of the Merger Agreement.  The Investor Presentation provides information on both the Company and Baxter and an overview of the strategic rationale for the transaction.  A copy of the Investor Presentation is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, entered into by and among Hill-Rom Holdings, Inc., Baxter International Inc., and Bel Air Subsidiary, Inc., dated as of September 1, 2021
99.1	The Press Release
99.2	The Investor Presentation
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Additional Information About the Merger and Where to Find It

This communication relates to the proposed transaction involving Hillrom.  This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.  In connection with the proposed transaction, Hillrom will file relevant materials with the SEC, including Hillrom’s proxy statement on Schedule 14A (the “Proxy Statement”).  This communication is not a substitute for the Proxy Statement or any other document that Hillrom may file with the SEC or send to its shareholders in connection with the proposed transaction.  BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS OF HILLROM ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.  Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s website, www.sec.gov, or by visiting Hillrom’s investor relations website, https://ir.hill-rom.com/ir-home/default.aspx.

Participants in the Solicitation

Hillrom and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Hillrom’s common stock in respect of the proposed transaction.  Information about the directors and executive officers of Hillrom and their ownership of Hillrom’s common stock is set forth in the definitive proxy statement for Hillrom’s 2021 Annual Meeting of Stockholders, which was filed with the SEC on January 19, 2021, or its Annual Report on Form 10-K for the year ended September 30, 2020, and in other documents filed by Hillrom with the SEC.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available.

Disclosure Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended.  Statements concerning general economic conditions, our financial condition, results of operations, cash flows and business and our expectations or beliefs concerning future events, including the demand for our products, the ability to operate our manufacturing sites at full capacity, future supplies of raw materials for our operations, product launches, share repurchases, international market conditions, expectations regarding our liquidity, our capital spending, plans for future acquisitions and divestitures, and our operating plans; and any statements using phases such as we or our management “expects,” “anticipates,” “believes,” “estimates,” “intends,” “plans to,” “ought,” “could,” “will,” “should,” “likely,” “appears,” “projects,” “forecasts,” “outlook” or other similar words or phrases are forward-looking statements that involve certain factors, risks and uncertainties that could cause Hillrom’s actual results to differ materially from those anticipated.  Such factors, risks and uncertainties include:  (1) the future impact of the COVID-19 pandemic on Hillrom’s business, including but not limited to, the impact on its workforce, operations, supply chain, demand for products and services, and Hillrom’s financial results and condition; (2) Hillrom’s ability to successfully manage the challenges associated with the COVID-19 pandemic; (3) increasing regulatory focus on privacy and data security issues; (4) breaches or failures of Hillrom’s information technology systems or products, including by cyberattack, unauthorized access or theft; (5) failures with respect to compliance programs; (6) Hillrom’s ability to achieve expected synergies from acquisitions; (7) risks associated with integrating recent acquisitions; (8) global economic conditions; (9) demand for and delays in delivery of Hillrom’s products; (10) Hillrom’s ability to develop, commercialize and deploy new products; (11) changes in regulatory environments; (12) the effect of adverse publicity; (13) the impact of competitive products and pricing; (14) Hillrom’s ability to maintain or increase margins; (15) the potential loss of key distributors or key personnel; (16) the impact of the Affordable Health Care for America Act (including excise taxes on medical devices) and any applicable healthcare reforms (including changes to Medicare and Medicaid), and/or changes in third-party reimbursement levels; (17) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement between the parties to the proposed transaction; (18) the failure to obtain the approval of Hillrom’s shareholders, (19) the failure to obtain certain required regulatory approvals or the failure to satisfy any of the other closing conditions to the completion of the proposed transaction within the expected timeframes or at all; (20) risks related to disruption of management’s attention from Hillrom’s ongoing business operations due to the transaction; (21) the effect of the announcement of the transaction on the ability of Hillrom to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business, or on its operating results and business generally; (22) the ability to meet expectations regarding the timing and completion of the transaction; (23) uncertainty regarding actual or potential legal proceedings; and (24) the other risks listed from time to time in Hillrom’s filings with the SEC.  For additional information concerning factors that could cause actual results and events to differ materially from those projected herein, please refer to Hillrom’s Annual Report on Form 10-K for the year ended September 30, 2020 and in other documents filed by Hillrom with the SEC, including subsequent Current Reports on Form 8-K and Quarterly Reports on Form 10-Q.  Hillrom is providing the information in this communication as of this date and assumes no obligation to update or revise the forward-looking statements in this communication because of new information, future events, or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 2, 2021	HILL-ROM HOLDINGS, INC.
	By:	/s/ Deborah M. Rasin
	Name:	Deborah M. Rasin
	Title:	Senior Vice President, Chief Legal Officer and Secretary